UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2022

SOUTH JERSEY INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	1-6364	22-1901645
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 South Jersey Plaza, Folsom, NJ 08037
(Address of Principal Executive Offices) (Zip Code)

(609) 561-9000
 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $1.25 par value per share	SJI	New York Stock Exchange
5.625% Junior Subordinated Notes due 2079	SJIJ	New York Stock Exchange
Corporate Units	SJIV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 10, 2022, South Jersey Industries, Inc. (the “Company”) held its 2022 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the shareholders voted on (1) the election of ten directors nominated by the board of directors of the Company (the “Board”) for one-year terms (the “Directors Elections Proposal”), (2) a proposal to approve the Agreement and Plan of Merger, dated as of February 23, 2022 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, NJ Boardwalk Holdings LLC, a Delaware limited liability company (“Parent”) and Boardwalk Merger Sub, Inc., a New Jersey corporation and wholly owned subsidiary of Parent (the “Merger Proposal”), (3) a proposal to approve, on an advisory, non-binding basis, the compensation that may be paid or may become payable to the Company’s named executive officers in connection with the transactions contemplated by the Merger Agreement (the “Merger Advisory Compensation Proposal”), (4) an advisory resolution to approve executive compensation (the “Annual Advisory Compensation Proposal”), (5) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2022 (the “Auditor Ratification Proposal”) and (6) a proposal to adjourn the Annual Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Agreement at the time of the Annual Meeting (the “Adjournment Proposal”).

The number of votes cast for or against and the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below.

	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Proposal 1: Director Elections Proposal
Sarah M. Barpoulis	93,161,376	1,090,683	393,347	12,950,037
Victor A. Fortkiewicz	93,348,331	880,896	416,179	12,950,037
Sheila Harnett-Devlin	92,666,552	1,592,620	386,234	12,950,037
G. Edison Holland Jr.	93,478,881	788,745	377,780	12,950,037
Sunita Holzer	92,973,066	1,304,026	368,314	12,950,037
Kevin M. O’Dowd	93,359,747	907,997	377,662	12,950,037
Christopher Paladino	93,368,994	860,436	415,976	12,950,037
Michael J. Renna	93,323,597	928,880	392,929	12,950,037
Joseph M. Rigby	93,543,940	693,967	407,499	12,950,037
Frank L. Sims	93,326,947	919,203	399,256	12,950,037

All of the nominees were elected to serve as directors until the Company's next annual meeting of shareholders and until their successors shall be duly elected and qualified or until their earlier death, resignation or removal.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 2: Merger Proposal	93,158,017	1,088,666	398,723	12,950,037

The Merger Proposal to approve the transaction contemplated by the Merger Agreement was approved by the shareholders.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 3: Merger Advisory Compensation Proposal	89,679,953	4,356,105	609,348	12,950,037

The Merger Advisory Compensation Proposal was approved by the shareholders.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 4: Annual Advisory Compensation Proposal	89,899,588	4,170,159	575,659	12,950,037

The Annual Advisory Compensation Proposal was approved by the shareholders.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 5: Auditor Ratification Proposal	104,274,107	2,960,132	361,204

The Auditor Ratification Proposal was approved by the shareholders.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 6: Adjournment Proposal	84,812,454	22,190,499	592,490

The Adjournment Proposal was approved by the shareholders. Such an adjournment was not necessary and thus the Annual Meeting was not adjourned.

Item 9.01	Financial and Exhibits

Exhibit Index

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTH JERSEY INDUSTRIES, INC.

Date: May 12, 2022	/s/ Eric Stein
Eric Stein
Senior Vice President and General Counsel